Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

OSIRIS THERAPEUTICS, INC.
(a Delaware corporation)

ARTICLE I

Stockholders

SECTION 1.1.  Place of Meeting.  All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of the Corporation.

SECTION 1.2  Annual Meeting.  The annual meeting for the stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held within six (6) months after the end of each fiscal year of the Corporation on a date to be fixed by the Board of Directors (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors and stated in the notice of the meeting.  If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon as thereafter as convenient.  If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Amended and Restated Bylaws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

SECTION 1.3  Special Meetings.  Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors, and shall be called upon the request of the holders of at least twenty percent (20%) of the capital stock of the Corporation issued and outstanding, or upon a resolution adopted by, or an affirmative vote of, a majority of the Board of Directors.  Business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

SECTION 1.4  Notice of Meetings.  Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less then twenty (20) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meetings.  The notices of all meetings shall state the place, date and hour of the meeting.  The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.  Notwithstanding the foregoing, if a stockholder’s address is located outside the United States, in addition to notice via the mail, notice shall also be sent to such stockholder by e-mail or facsimile at any e-mail address and/or facsimile number provided to the Corporation by the stockholder, as appearing on the records of the Corporation.

SECTION 1.5  Voting List.  The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

SECTION 1.6  Quorum.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws, the holders of the majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

SECTION 1.7  Adjournments.  Any meeting of stockholders may be adjourned to any other time and to any other place by the Chairman of the Board of Directors, upon the request of the holders of at least twenty percent (20%) of the capital stock of the Corporation issued and outstanding, or upon a resolution adopted by, or an affirmative vote of, a majority of the Board of Directors.  Upon any such adjournment, notice specifying the time and place to which the meeting shall be adjourned to and the reasons for adjournment shall be provided to the stockholders of record as of the record date for the adjourned meeting, at least seven (7) days in advance of reconvening the meeting adjourned.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.  Notwithstanding the foregoing, if a stockholder’s address is located outside the United States, in addition to notice via the mail, notice shall also be sent to such stockholder by e-mail or facsimile at the e-mail address and/or facsimile number provided to the Corporation by the stockholder, as appearing on the records of the Corporation.  At the reconvened meeting, the Corporation may transact any business which might have been transacted at the original meeting.

SECTION 1.8  Voting and Proxies.  Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share held, unless otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”), by the Certificate of Incorporation or by these Amended and Restated Bylaws.  Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote or to act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the Corporation.  No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

SECTION 1.9  Action at Meeting.  When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of the majority of the stock of the class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of the law, the Certificate of Incorporation or these Amended and Restated Bylaws.  Any election by the stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

SECTION 1.10  Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nomination for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of the directors at such meeting who complies with the notice procedures set forth in this Section 1.10.  Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than (a) with respect to an election to be held at an annual meeting of the shareholders, one hundred twenty (120) days prior to the day the Corporation released its proxy statement in connection with its previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the date of the prior year’s annual meeting, notice by the stockholder, to be timely, must be so delivered no later than ninety (90) days prior to the newly announced date that the Corporation will mail its proxy statement; and (b) with respect to an election to be held at a special meeting of the stockholders for the election of directors, the close of business on the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to such nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of the shares of the Corporation which are beneficially owned by such stockholder.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.  The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 1.11  Notice of Business at Annual Meeting.  The provisions of this Section 1.11 are in addition to, and do not waive, any standards in effect under applicable federal or state law regarding stockholder proposals.  At an annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board of Directors, the Board of Directors or the President, (ii) otherwise properly brought before the meeting by or at the direction of the Chairman of the Board of Directors, the Board of Directors or the President, or (iii) otherwise properly brought before the meeting by a stockholder.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) if such business is not to be included in the Corporation’s proxy statement, not less than ninety (90) days prior to the day the Corporation released its proxy statement in connection with its previous year’s annual meeting or (ii) if the stockholder wants such business to be included in the Corporation’s proxy statement, not less than one hundred twenty (120) days prior to the day the Corporation released its proxy statement in connection with its previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the date of the prior year’s annual meeting, notice by the stockholder, to be timely, must be so delivered no later than ninety (90) days prior to the newly announced date that the Corporation will mail its proxy statement.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.  Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 1.11, provided, however, that nothing in this Section 1.11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.  The chairman of the meeting shall, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the provisions of this Section 1.11, and if he shall so determine, he shall so declare to the meeting, and any such business shall not be transacted.

SECTION 1.12  Action without Meeting.  Stockholders may not take any action by written consent in lieu of a meeting.

SECTION 1.13  Organization.  The Chairman of the Board, or in his absence the President, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however that the Board of Directors may appoint any stockholder to act as chairman of any meeting in the absence of the Chairman of the Board.  The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; but in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

ARTICLE II

Directors

SECTION 2.1  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation, except as otherwise provided by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws.  In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, may exercise the powers of the full Board until the vacancy is filled.

SECTION 2.2  Number; Election and Qualification.  The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three (3) nor more than seven (7).  The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors.  The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election.

SECTION 2.3  Classes of Directors.  The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III.  No one class shall have more than one director more than any other class.  If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.  The initial Class I directors will be Jay M. Moyes and Gregory H. Barnhill.  The initial Class II directors will be C. Randal Mills and Felix Gutzwiller.  The initial Class III director will be Peter Friedli.

SECTION 2.4  Terms of Office.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 2007; each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 2008; and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 2009; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

SECTION 2.5  Allocation of Directors among Classes in the Event of Increases or Decreases in the Number of Directors.  In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.  To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

SECTION 2.6  Vacancies.  Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

SECTION 2.7  Resignation.  Any director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

SECTION 2.8  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination.  A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

SECTION 2.9  Special Meetings.  Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board or by a majority of the Board of Directors.

SECTION 2.10  Notice of Special Meetings.  Notice of any special meeting of directors shall be given to each director by the Secretary or by one of the directors calling the meeting.  Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least twenty-four (24) hours in advance of the meeting, (ii) by sending an e-mail or facsimile, or delivering written notice by hand, to his last known business or home address at least twenty-four (24) hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least seventy-two (72) hours in advance of the meeting.  Notwithstanding the foregoing, if a director’s address is located outside the United States, in addition to notice via the mail, notice shall also be sent to the director by e-mail or facsimile at the e-mail address and/or facsimile number provided to the Corporation by the director, as appearing on the records of the Corporation.  A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

SECTION 2.11  Meetings by Telephone Conference Calls.  Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

SECTION 2.12  Quorum.  A majority of the Directors at any time in office shall constitute a quorum for the transaction of business.  In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum.  In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

SECTION 2.13  Action at Meeting.  At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws.

SECTION 2.14  Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

SECTION 2.15  Removal.  A Director may be removed from office upon a finding of cause by an affirmative vote of a majority of the other Directors.

For purposes of this Section, “cause” shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results in either an improper substantial personal benefit or a material injury to the Corporation.

SECTION 2.16  Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request.  Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Amended and Restated Bylaws for the Board of Directors.

SECTION 2.17  Compensation of Directors.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.  No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary Corporations in any other capacity and receiving compensation for such service.

ARTICLE III

Officers

SECTION 3.1  Enumeration.  The officers of the Corporation shall consist of a President, a Secretary, a Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, and one or more Vice Presidents and Assistant Secretaries.  The Board of Directors may appoint such other officers as it may deem appropriate.

SECTION 3.2  Election.  The President, Chief Financial Officer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders.  Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

SECTION 3.3  Qualification.  No officer need be a stockholder.  Any two or more offices may be held by the same person.

SECTION 3.4  Tenure.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws, each officer shall hold office until his successor is elected and qualified unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

SECTION 3.5  Resignation and Removal.  Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.  Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.  Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

SECTION 3.6  Vacancies.  The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave any office unfilled for such period as it may determine.  Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

SECTION 3.7  Chairman of the Board.  The Board of Directors may appoint a Chairman of the Board.  If the Board of Directors appoints a Chairman of the Board, he shall preside at all meetings of the Board of Directors and he shall perform such other duties and possess such other powers as are assigned to him by the Board of Directors.

SECTION 3.8  President.  The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation.  Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation.  The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

SECTION 3.9  Chief Financial Officer.  The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President.  In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of Chief Financial Officer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Amended and Restated Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

SECTION 3.10  Vice President.  Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.  The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

SECTION 3.11  Secretary and Assistant Secretaries.  The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe.  In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.  Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.  In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

SECTION 3.12  Salaries.  Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or any committee thereof.

ARTICLE IV

Capital Stock

SECTION 4.1  Issuance of Stock.  Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

SECTION 4.2  Certificates of Stock.  Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the Corporation.  Each such certificate shall be signed by, or in the name of the Corporation by, (1) the Chairman of the Board of Directors, or the President or a Vice President, and (2) the Chief Financial Officer, or the Secretary or an Assistant Secretary of the Corporation.  Any or all of the signatures on the certificate may be a facsimile.  Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Amended and Restated Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

SECTION 4.3  Transfers.  Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require.  Except as may be otherwise required by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Amended and Restated Bylaws.

SECTION 4.4  Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

SECTION 4.5  Record Date.  The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.  Such record date shall not be more than sixty (60) nor less than twenty (20) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.  If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held.  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE V

General Provisions

SECTION 5.1  Fiscal Year.  Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

SECTION 5.2  Corporate Seal.  The corporate seal shall be in such form as shall be approved by the Board of Directors.

SECTION 5.3  Waiver of Notice.  Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

SECTION 5.4  Voting of Securities.  Except as the directors may otherwise designate, the President or Chief Financial Officer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

SECTION 5.5  Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation, shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

SECTION 5.6  Certificate of Incorporation.  All references in these Amended and Restated Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

SECTION 5.7  Transactions with Interested Parties.  No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(1)          The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(2)          The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)          The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

SECTION 5.8  Severability.  Any determination that any provision of these Amended and Restated Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Amended and Restated Bylaws.

SECTION 5.9  Pronouns.  All pronouns used in these Amended and Restated Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VI

Amendments

These Amended and Restated Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such regular or special meeting.

THIS IS TO CERTIFY that the above Amended and Restated Bylaws were duly adopted by the Board Directors of the Corporation on ___________, 2006, conditioned upon the happening of, and effective as of the closing of, the initial public offering of the Corporation’s stock pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended.

By:
C. Randal Mills
President